Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated August 13, 2026 relating to the Common Shares, no par value, of EUPRAXIA PHARMACEUTICALS INC. shall be filed on behalf of the undersigned.

MANCHESTER MANAGEMENT COMPANY, LLC By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member

MANCHESTER MANAGEMENT PR, LLC By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member

MANCHESTER EXPLORER, L.P. By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member of the General Partner

JAMES E. BESSER By: /s/ James E. Besser

MORGAN C. FRANK By: /s/ Morgan C. Frank